Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated August 28, 2006, accompanying the consolidated financial statements of Direct Alliance Corporation as of and for the year ended December 31, 2005, included in the TeleTech Holdings, Inc. Form 8-K/A dated September 14, 2006. We hereby consent to the incorporation by reference of said report in the Registration Statement of TeleTech Holdings, Inc. on Form S-8 (File No. 333-96617).
/s/ GRANT THORNTON LLP
Denver, Colorado
August 28, 2006